Exhibit 99.2

April 28, 2020

Franklin Financial 2020 Annual Meeting

Chairman Remarks:

Good morning. If this annual meeting feels very different to you it's understandable. For the last several months the world itself has had a very different feel about it.

The virus has forced a hopefully temporary but very strict means of remote social contact. It is the reason that I speak to you today via the Internet, rather than in person. This is the first time in one hundred and fourteen years that an annual, in-person, shareholder meeting hasn't taken place.

All of us, our board, our management, would rather be with you today. It is something that we look forward to. In fact this year we were especially excited about the prospect.

We had a record earnings year to talk to you about. We had successfully transitioned your stock to the NASDAQ market and it was hovering in near record territory.

And then, well, and then everything changed.  Life as we knew it became dramatically different. Our world was turned upside down with words like social distancing, sheltering in place, and also the word virtual. Virtual registrations, virtual consultations, and yes virtual shareholder meetings.

We decided to hold this meeting virtually sometime ago for the safety of you, our shareholders. We obtained the necessary technology, we wrote remarks, and we conducted a “dry run” of this meeting.

But now that the moment is here, I can honestly say it's not the same. I miss seeing so many of the friends, the board members, and management that I have known over the course of the last 29 years.

But we are nothing if not flexible, and the show or the meeting as in this case, must go on. So welcome, and bear with me as we hold a meeting on this new platform.

What has been interesting is that Banks were determined very early on to be an essential service. We never closed or shut down. But there are consequences to being essential. You have to take all of the precautions of social distancing, masks, cleaning protocols, while still serving our customers and clients.

Compounding that already difficult task, the program designed to lift businesses out of having to be shuttered landed on our doorsteps with sketchy regulations at best, and ones that have changed day by day, hour by hour.

Our stock price has been dragged down along with the broader market. If there is good news it is in the fact that Franklin Financial has generally suffered less than our peers. Additionally, we feel that we are able to hold our dividend for the quarter, where others may not.

I have to say that I am most proud of management and staff, and how they have risen up to meet the demands of this challenge. They have had to be creative, to be agile, and they have stepped up and put in the time and effort to get us, the bank, and in particular our customers, through this difficult period.

The stories that will be told for generations by our employees and their families can only be imagined. But told they will be. About a time with much uncertainty when they played a big part working for a community bank that had stepped forward to provide stability. To keep funds flowing to our customers, to provide mortgages to the area's home buyers, to cash checks, to invest funds and to manage trusts and estates.

I have been fortunate to work closely with our president CEO Tim Henry during this period. I have witnessed firsthand his tenacity and his determined commitment to our constituencies, those being: our shareholders our customers, our employees and our communities.

I am proud of Tim and want to thank him officially for his efforts.

I want to thank management, our employees, and our board of directors. Each in their own area has responded in a manner that makes all of us recognize the true value of what it means to be a Community Bank. This crisis clearly demonstrates the value and need of a local community based financial institution during remarkable times.

The board of directors has continued to meet, albeit by phone, webinar and video conferencing. We have been able to either respond or directly afford management emergency decision-making authority to help facilitate the need to respond to financial requests in very short order. During this time we do not have the ability to push decisions back, or to delay them by insisting on routine channels. The good news is that the board understood that need and responded immediately.

In regard to the board itself, I would be remiss if I didn't recognize the retirement of Martha Walker. Martha has been a fixture on our board during my entire tenure and her contributions and commitment to this company have been remarkable.

In closing, your bank is in good financial shape. We are very well capitalized and have solid, sustainable core earnings.  Given the extraordinary circumstances that are occurring we believed that you the shareholder would benefit more from hearing about the prior four months and our view forward, rather than management discussing our very favorable results from 2019. You will hear that reflected in our president and CEO Tim Henry's remarks next.

So on behalf of the board of directors we thank you for investing in this company, as well as for your continued support of all of our operations.

We hope that we can see you next year, or before, and hope that this message finds you safe and in good health. Thank you, and I'll turn to Tim Henry for his comments.

CEO Remarks:

Good morning. A year ago, when we met at the 2019 Annual Meeting we had the opportunity to enjoy the fellowship of each other’s company, to hear remarks from our CFO, to view an April Fool’s Day video and listen to a guest speaker in addition to hearing from your Chairman and me.

This year, as your Chairman discussed in his comments, it is very different. The primary purpose of the annual meeting is still being handled. Your votes on the four primary issues at hand have been or are being tabulated right now and the results will be announced shortly after my comments end.

But, given the circumstances, how we conduct this meeting, what else we include in this meeting, is new ground for us. Yesterday, in a Form 8(K) filing, we provided you with an investor deck that supplements my comments today and should provide you with additional information about your company and how we are responding to the challenges in front of us. The presentation is also available at our website Franklinfin.com and I encourage you to take a look at it.

At our annual meeting we would typically be spending time talking about the past year and its operating results. It would be enjoyable to talk about 2019, it was a record year in earnings for us and I would not have minded sharing that story with you. I would not have minded sharing with you our first quarter operating results from 2020, which we released yesterday, as it was a strong quarter for us, one of the best in the bank’s history, except,

We proactively took a $3 million charge to our earnings, through our loan loss provision, to increase our allowance for loan loss. Why did we do that? It certainly is not because of current credit quality issues. Our current loan delinquency rates are low, the level of non-performing loans is low, non-accrual loans are low. By all current measures our credit quality is stable.

But the future, due to the coronavirus, covid-19 and the Country’s and Commonwealth’s response to the disease, is cloudy. It is very difficult, if not impossible, to forecast, how we as country, commonwealth or company are going to come out of the economic malaise that we are suffering from. Will it be a “V” recovery, a “U”, an elongated “U”, a hockey stick, a “W”? Will there be a second wave this fall that is even worse? The fact is we don’t know, no one knows, and as a result a record number of companies have decided against giving earnings guidance this quarter. We all hope that there will be more clarity over the next three months that will help guide our decision making and our responses to the world around us. It is because of this lack of clarity in a troubled world that we decided to add to our loan loss reserves. In essence we are storing away nuts in case it is a difficult winter.

To the best of my ability I try to adhere to not worrying about the things I cannot control but instead stay focused on what I can control. I try to carry that attitude over to your company and I will share with you what we have been able to control.

The benefits of our strong performance in 2019 and the first quarter of 2020 are multifold. There is the obvious benefit of being able to increase our loan loss allowance which will help us protect the bank in the future. But there are other ways our profitability has helped us.

1.

It put us in the position to be able to afford to reduce our reliance on participation loans which in the past have been riskier to us and less profitable. While we did not like seeing our loan portfolio decrease year-over-year we knew we could afford to make the changes that ultimately put us in a better financial and risk management position.

2.	It allowed us to add key positions including an internal loan review officer to complement our external loan review.
3.	We were able to build up important training resources in order to help our employees continue building their skills, abilities and knowledge to better serve our customers.
4.	We were able to enhance our risk management department adding people and training to allow us to improve our focus on enterprise risk management, BSA and security.
5.	We have built up our operations teams to provide better customer service.
6.

We moved to Nasdaq and improved liquidity for our shareholders. Our average daily share volume is now over 8,000 shares per day. Prior to Nasdaq, we barely averaged 1,800 shares a day. This liquidity gives more freedom to you, our shareholder, to acquire shares at the market price or, if you need to sell shares, more easily find buyers at the market price.

7.	We have built up our technology services capabilities which has resulted in a safer and more efficient bank for both our employees and our customers.

Let me stop here for a moment to have you consider what we have done in the face of this pandemic. We now have over 105 people safely working from home with all the technology they need to provide superior customer service. We are talking to our customers not just through the drive up window but also through our 24 hour call center and through multiple social media channels. Our customers are conducting their banking with us not just through the branch but through our recently enhanced online and mobile platforms. Because of the investments we have made in the company over the last year we are able to not just manage through the challenges of the pandemic but thrive and bring needed support to our customers and employees.

It is because of our strong financial performance in 2019 and 2020 and having a strong balance sheet that we are able to give support to our customers. To date we have modified 206 loans for our commercial and consumer loan customers to allow them to either pay interest only for a period of time or even defer payments altogether as they try to get through the effects of the pandemic. Because of your company’s strong liquidity position, and access to other forms of liquidity, we can assist our customers when they need us most.

The Paycheck Protection Program, or PPP, has rightly received a lot of attention over the last month. As a bank we typically do not provide SBA backed loans and so it was necessary for us to learn the program quickly and stand up teams to accept and process applications, document and fund loans and then get them recorded. I have great admiration for our employees who worked non-stop, from early in the morning to late into the night, to provide the financial support our customers need. Again, if we had not made the investments we did over the last year I do not know if we could have been as successful. Our teams were not gathered in one room, to practice social distancing many were working from home or isolated in their office. Their coordinated efforts were only possible because of the technology we had and the team of employees who support that technology.

One final note on the PPP loans. Last week I saw a national statistic that less than 10% of the PPP loans approved had been funded. I am proud to report that 99% of the 512 PPP loans approved through F&M Trust have been funded resulting in over $50 million going where it needs to be, into the hands of our customers and their 6,500 employees.

Today’s meeting, and the virtual format we have to use, creates a bit of a culture clash for me. I have participated in many investor meetings over the past year and this year’s annual meeting has bit of that feel conflicting with our traditional annual meeting that typically contains a healthy dose of fellowship. We run your company and F&M Trust with the seriousness of operating a $1.3 billion-dollar business but with the openness of being a community servant. We clearly understand our duties to you, our shareholders, and we approach everything we do with you in mind. At the same time we understand that we are here today because of what we provide our customers and the communities we serve. If we cannot take care of them then there is no reason for us to be here. For that reason we recently announced a donation of $100,000 to the United Way Agencies, first responders and other important organizations serving our market place. These are funds our communities need and as a leader in a position to share our resources we have accepted our responsibility to support those in need.

Hopefully your five takeaways from this meeting, and from the supplemental information I referenced at the beginning of my comments, will be:

1.	Your company is in a strong financial position, well capitalized and able to assist our customers and communities in these challenging times.
2.

Our asset quality today is good, in part due to a lower dependence on participation loans. We expect that we will experience a deterioration in loan quality over the next nine months but we have added to our loan loss reserve, and will likely continue to add to the reserve, in anticipation of the challenges our customers are facing.
3.

Your company has a seasoned and experienced management team that have successfully worked through difficult economic conditions before. Collectively they recognize the challenges and are not afraid to make the necessary decisions to move the company forward.

4.

While 2019 and first quarter 2020 earnings performance have been good, earnings over the rest of the year and into 2021 will likely not be as strong. Due to the amazing speed in which the pandemic shut down our economy and the uncertainty at this time as to how effectively we will reopen, it is very difficult to give guidance on the remainder of the year.

5.	Your company’s liquidity position remains strong and will be critical to the success of your company weathering the confluence of issues the pandemic brings to all of us.

I’ll end with this. The numbers tell us that your company is in a good position going into this difficult time. But equally important the employees of your company tell me the same thing. I am tempted to compare them to our first responders and healthcare workers but that would not be accurate. We are fortunate to have the ability to practice social distancing, in many cases even work from home, and our first responders do not have that luxury. My son is a physician, working in a hospital setting, and I know what he is going through. I appreciate and thank our first responders and healthcare workers and I will not put us in the same sentence with them. But as Warren pointed out we are an essential business, and we are contributing to the health and wellbeing of our communities through our ingenuity, perseverance, willingness to put ourselves second to others and plain old hard work. You do not hear words like “I can’t” or “I won’t” instead you hear “how can I help” or “here’s an idea”. The positive attitudes within the bank are amazing to see and quite frankly lift me up when at times I may be feeling tired. We will work through this troubled time, just as we have worked through other troubled times, because of our people and their willingness to sacrifice for others be it a peer or a customer. I am proud to work alongside them and I hope you are proud to be a shareholder of a company that is so well represented and caring about the work they do and the customers they serve.

Hopefully we will meet again next year in our more traditional way though, having learned how to hold an annual meeting virtually, perhaps we will do both simultaneously. But for today, thank you for joining us and thank you for listening to my comments.